Exhibit 99.1


                   EIGHT FARM SPRINGS ROAD FINANCIAL STATEMENT


                                                                            Page

Report of Independent Registered Public Accounting Firm.......................1

Statement of Revenues and Certain Expenses for the year ended
 December 31, 2007............................................................2

Notes to Statement of Revenues and Certain Expenses...........................3

            Report of Independent Registered Public Accounting Firm


To the Owner of 8 Farms Springs Road, Farmington, Connecticut.

We have audited the accompanying statement of revenues and certain operating expenses (the "Statement") of 8 Farms Springs Road, Farmington, Connecticut (the "Property") for the year ended December 31, 2007. The Statement is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the filing on Form 8-K of GTJ REIT, Inc., as described in Note 1 to the Statement and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Statement presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 1, of 8 Farm Springs Road, Farmington, Connecticut for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.


/S/UHY LLP


Boston, Massachusetts
December 4, 2008



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

                             EIGHT FARM SPRINGS ROAD

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES


                                            For the Year
                                               Ended
                                            December 31,
                                               2007
                                          -----------------

Revenues:
   Property rental                        $      2,039,196
   Tax reimbursement                               219,238
   Insurance reimbursement                          25,899
                                          -----------------
     Total revenues                              2,284,333
                                          -----------------
Certain Expenses:
   Insurance expense                                25,899
   Real estate taxes                               219,238
                                          -----------------
     Total expenses                                245,137
                                          -----------------
Revenue in excess of certain expenses     $      2,039,196
                                          =================


     See accompanying notes to Statement of Revenues and Certain Expenses.


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                             EIGHT FARM SPRINGS ROAD
               NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


1. BACKGROUND AND BASIS OF PRESENTATION:

     The accompanying Statement of Revenues and Certain Expenses includes the operations of 8 Farm Springs Road, Farmington, Connecticut (the "Property") for the year ended December 31, 2007. The Property was acquired by GTJ REIT, Inc. (the "Company") from an unaffiliated third party on March 3, 2008, for approximately $23.3 million. The Property is a 107,654 square-foot building which is fully leased to a single tenant under a "triple net" lease (the "Lease").

     The accompanying Statement of Revenues and Certain Expenses ("financial statement") has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires that certain information with respect to real estate operations be included with certain SEC filings. Accordingly, the financial statement excludes certain expenses because they may not be comparable to those expected to be incurred in the proposed future operations of the Property. Items excluded consist of interest expense, management fees, depreciation and amortization.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

     Under the terms of the Lease, the tenant pays monthly rent and reimburses the Property's owner for real estate taxes and insurance coverage. Rental revenues include the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire term of the Lease, which amounted to a decrease in rental income of $100,966 over the rent payments received in cash for the year ended December 31, 2007. Reimbursements from the tenant for real estate taxes and insurance coverage are recognized as revenue in the period the applicable expenses are incurred.

Repairs and Maintenance

     Expenditures for repairs and maintenance are the responsibility of the tenant.

Use of Estimates

     The preparation of the financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the financial statement.

3. FUTURE MINIMUM LEASE PAYMENTS:

     Future minimum lease payments under the Lease for the years ending December 31 are as follows:


                       2008                 $   2,172,458

                       2009                     2,204,754

                       2010                     2,237,050

                       2011                     2,269,346

                       2012                     1,527,251
                     -------                -------------

                      Total                 $  10,410,859
                                            =============



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